EXHIBIT 99.1


                      [LOGO OF OPHTHALMIC IMAGING SYSTEMS]


OPHTHALMIC IMAGING SYSTEMS                                             CONTACTS:
                                                                  GIL ALLON, CEO

221 Lathrop Way, Suite I                                      Ariel Shenhar, CFO
SACRAMENTO, CA  95815                                             (916) 646-2020
                                                              INVESTOR RELATIONS
                                                     TODD FROMER / GARTH RUSSELL
                                                                  KCSA Worldwide

                           212-896-1215 / 212-896-1250

                                                           FOR IMMEDIATE RELEASE

 OPHTHALMIC IMAGING SYSTEMS APPOINTS INDEPENDENT DIRECTOR TO BOARD OF DIRECTORS
                                      - - -
    Professor Alon Harris Appointed to Ophthalmic Imaging Systems Scientific
                                 Advisory Board
                                      - - -

SACRAMENTO, CALIFORNIA, JULY 22, 2005 -- Ophthalmic Imaging Systems ("OIS") (the "Company") (OTCBB:OISI), a leading provider of ophthalmic digital imaging systems, today announced the appointment of Merle Symes to the Company's Board of Directors as an independent director. Simultaneously, the Company announced that Professor Alon Harris was appointed as the Chairman of the Steering Committee of OIS's Scientific Advisory Board ("SAB"). Professor Harris was also appointed as the Scientific Advisor to the Board of Directors, and is stepping down from his current position as a member of the Company's Board of Directors. The Board of Directors will continue to be comprised of five members following these two changes.

Merle Symes has more than 30 years of experience in the U.S. and European markets, managing business development, sales and marketing, and operations at leading U.S. companies. This includes 15 years experience in the ophthalmic industry at Bausch & Lomb and Storz Ophthalmics, formerly a division of Wyeth. During his tenure at Bausch & Lomb, Mr. Symes served as Vice President External Technology where he was involved with technology licensing and acquisition, and developing technology strategies. Prior to joining Bausch & Lomb, Mr. Symes was at Storz Ophthalmics where he served as Director of Strategic Planning and Business Development. Currently Mr. Symes is the President and Founder of The Provenance Group, LLC, a firm specializing in corporate strategy and innovation, entrepreneurial ventures, M&A, and technology transfer.

Professor Alon Harris, a director of the Company since 2001, is the founder and director of the Glaucoma Research and Diagnostic Laboratories in the Department of Ophthalmology at the Indiana University School of Medicine. His contributions to the SAB will further strengthen the professional and scientific foundations which help guide the Company as it evolves into new frontiers of the eye-care field.



 221 LATHROP WAY, SUITE I . SACRAMENTO, CA 95815 . (800) 338-8436 . (916)
                  646-2020 . FAX (916) 646-0207 . WWW.OISI.COM
                A SUBSIDIARY OF MEDIVISION IN ALLIANCE WITH AGFA

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Ophthalmic Imaging Systems
Press Release
JULY 22, 2005


"We are pleased with the addition of Merle Symes to the Company's Board of Directors. He is well versed in the ophthalmic industry with broad strategic and business development experience. The Company continues to show strong growth, and I look forward to working with Mr. Symes on further expanding our business" stated Yigal Berman, Chairman of the Board of Directors of the Company. "Also, we look forward to fully utilizing Professor Harris' broad clinical knowledge and experience in the ophthalmology field with his appointment to the Company's Scientific Advisory Board. He is a great asset to the Company and we look forward to continue working together."

ABOUT OPHTHALMIC IMAGING SYSTEMS

Ophthalmic Imaging Systems, a majority-owned subsidiary of MediVision, is the leading provider of ophthalmic digital imaging systems. The Company designs, develops, manufactures and markets digital imaging systems and informatics solutions for the eye care market. With over twenty years in the ophthalmic imaging business, the Company has consistently introduced new, innovative technology. The Company, together with MediVision, co-market and support their products through an extensive network of dealers, distributors, and direct representatives.

Statements in this press release which are not historical data are forward-looking statements which involve known and unknown risks, uncertainties, or other factors not under the Company's control, which may cause actual results, performance, or achievements of the Company to be materially different from the results, performance, or other expectations implied by these forward-looking statements. These factors include, but are not limited to, those detailed in the Company's periodic filings with the Securities and Exchange Commission.

                                      # # #


 221 LATHROP WAY, SUITE I . SACRAMENTO, CA 95815 . (800) 338-8436 . (916)
                  646-2020 . FAX (916) 646-0207 . WWW.OISI.COM
                A SUBSIDIARY OF MEDIVISION IN ALLIANCE WITH AGFA